SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                             (Amendment No. ____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]               Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                       Excal Enterprises, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified in its Charter)


   _----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:








                          NOTICE AND PROXY STATEMENT

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD NOVEMBER 18, 1998




October 15, 1998



Dear Excal Shareholder:

     PLEASE TAKE NOTICE that the annual meeting of shareholders of Excal Enterprises, Inc. will be held on Wednesday, November 18, 1998, at 2:00 p.m., local time, at the Holiday Inn located at I-95 and Airport Road, Jacksonville, Florida.

             The meeting will be held for the following purposes:

               1. To elect one Class III Director to serve for a three-year term expiring at the annual meeting of shareholders to be held in 2001 and until his successor is elected and qualified.

               2.   To ratify the selection of Pender
               Newkirk & Company as independent auditors for the current fiscal year ending June 30, 1999.

               3.   To transact such other business as may
               properly come before the meeting or any
               adjournment thereof.

     The shareholders of record at the close of business on September 30, 1998 will be entitled to vote at the annual meeting.

     It is hoped you will be able to attend the meeting, but in any event we would appreciate your dating, signing and returning the enclosed proxy as promptly as possible. If you are present at the meeting, you may revoke your proxy and vote in person.



Sincerely,



W. Carey Webb
President and Chief Executive Officer

                            EXCAL ENTERPRISES, INC.

                      100 North Tampa Street, Suite 3575
                             Tampa, Florida 33602

                                PROXY STATEMENT

     This Proxy Statement and the enclosed form of proxy are being sent to stockholders of Excal Enterprises, Inc. (the "Company") on or about October 15, 1998 in connection with the solicitation of proxies by the Company's Board of Directors to be used at the Annual Meeting of Shareholders of the Company. The meeting will be held on Wednesday, November 18, 1998, at 2:00 p.m., local time, at the Holiday Inn located at I-95 and Airport Road, Jacksonville, Florida.

     The Board of Directors has designated W. Carey Webb and Timothy R. Barnes, and each or either of them, with full power of substitution, as proxies to vote the shares of common stock solicited on its behalf. The form of proxy is in ballot form so that a specification may be made to indicate approval or disapproval of, or to abstain with respect to, each of the proposals. All shares represented by proxies will be voted in accordance with the specifications marked thereon or, if no specifications are made, will be voted "for" each of the proposals. Any stockholder giving a proxy may revoke the same at any time by (i) giving written notice of revocation to the Secretary of the Company, (ii) by submitting a later dated proxy with a different vote; or (iii) by attending the meeting and voting in person. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

                               VOTING SECURITIES

     The record of stockholders entitled to vote was taken at the close of business on September 30, 1998 (the "Record Date"). At such date, the Company had outstanding and entitled to vote 4,337,013 shares of Common Stock, $0.001 par value (the "Common Stock"). Each share of Common Stock entitles the holder to one vote. Holders of a majority of the votes must be present in person or represented by proxy to constitute a quorum at the annual meeting.

     The following table sets forth information, to the best of the Company's knowledge, relating to the beneficial ownership of Common Stock as of the Record Date of each person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock, for each director and each executive officer of the Company named in the Summary Compensation Table elsewhere in this Proxy Statement and for all directors and executive officers as a group. Except as otherwise indicated, the persons shown exercise sole voting and investment power over the shares. Where indicated in footnotes to the table, share ownership includes shares subject to options or warrants that are presently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

                                     Shares of Common Stock   Percentage
      Name of Beneficial Owner       Beneficially Owned (1)   of Class(1)
      ------------------------       ----------------------  -----------
      R. Park Newton, III(2)               1,293,812(3)          28.5%
      EP Opportunity Fund, LLC(4)            600,000             13.8%
      Gotham Partners, L.P.(5)               580,500             13.4%
      W. Carey Webb                          250,000(6)           5.7%
      John L. Caskey                          84,700(7)           2.0%
      W. Aris Newton                          82,700(8)           1.9%
      Timothy R. Barnes                       75,000(9)           1.7%
      All directors and executive
      officers as a group (5 persons)      1,786,212(10)         38.2%

(1) Does not include 300,000 shares subject to options at an exercise price of $1.00 per share awarded by the special compensation committee to R. Park Newton, III. These options have not been issued because the Board of Directors must first make a technical correction to the Company's shareholder rights plan to reflect the original intent of the plan. If the grant were made, the beneficial ownership of Mr. Newton and all directors and executive officers as a group would be as follows:

                                     Shares of Common Stock   Percentage
      Name of Beneficial Owner       Beneficially Owned (1)   of Class(1)
      ------------------------       ----------------------  -----------
      R. Park Newton, III                  1,593,812             32.9%
      All directors and executive
      officers as a group (5 persons)      2,086,212             41.9%

(2) The business address of Mr. Newton is 100 North Tampa Street, Suite 3575, Tampa, Florida 33602.

(3) Includes (1) 440,112 shares owned jointly by Mr. Newton and his wife over which Mr. Newton holds shared voting and investment power, (2) 200 shares owned directly, (3) 1,000 shares owned directly by his wife, as to which Mr. Newton disclaims any beneficial ownership, (4) 552,500 shares held in a limited partnership for the benefit of certain members of Mr. Newton's family, over which Mr. Newton and his wife have shared voting and investment power, and (5) 206,285 shares subject to warrants and options with exercise prices ranging from $4.875 to $7.43 per share.

(4) EP Opportunity Fund, LLC ("EPOF"), a Delaware limited liability company, has sole power to vote and to dispose of the common stock. Eisenberg Partners, LLC, a Delaware limited liability company ("Eisenberg Partners"), is the sole manager of EPOF. Jeffrey Eisenberg is a US citizen whose principal occupation is managing the affairs of Eisenberg Partners and through such entity the affairs of EPOF. The business address of EPOF, Eisenberg Partners and Mr. Eisenberg is 33 West Monroe Street, 21st Floor, Chicago, Illinois 60603.

(5) Gotham Partners, LP ("Gotham"), Gotham Partners II, LP ("Gotham II") and Gotham Partners III, LP ("Gotham III"), New York limited partnerships, have the voting and dispositive power over 568,171, 6,057 and 6,272 shares, respectively. Section H Partners, a New York limited partnership, is the sole general partner of Gotham, Gotham II and Gotham
     III. Karenina Corporation, LP, a New York corporation wholly owned by Mr. William A. Ackerman, and DPB Corp., a New York corporation wholly owned by Mr. David P. Berkowitz, are the sole general partners of Section H Partners, LP. The business address of Gotham, Gotham II, Gotham III, Section H Partners, LP, Karenina Corporation, DPB Corp., Mr. Ackerman and Mr. Berkowitz is 110 East 42nd Street, 18th Floor, New York, New York 10017.

(6) Includes options to purchase 78,837 shares at an exercise price of $4.875 per share.

(7) Includes options to purchase 12,448 shares at an exercise price of $4.875 per share.

(8) Includes options to purchase 24,736 shares at exercise prices ranging from $4.875 to $5.74 per share.

(9) Includes options to purchase 21,712 shares at an exercise price of $4.875 per share.

(10) Consists of the shares listed in the table that are deemed to be beneficially owned by Messrs. R. Park Newton, Webb, Caskey, W. Aris Newton and Barnes.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16 of the Securities Exchange Act of 1934, officers, directors and beneficial owners of more than 10% of Company's Common Stock are required to file reports with the Securities and Exchange Commission on Forms 3, 4 and 5 with respect to their ownership of Common Stock and acquisitions and dispositions thereof. Based on a review of Forms 3, 4 and 5 submitted to the Company during the fiscal year ended June 30, 1998, W. Aris Newton and John L. Caskey each filed a Form 5 reporting the options granted to them during fiscal 1998 after the date required. None of the Company's other officers, directors, or beneficial owners of more than 10% of the Company's Common Stock were delinquent in their Section 16 filings.


                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation, as amended, divides the Board of Directors into three classes. At the meeting, one Class III director will be elected to serve for a term of three years and until his successor is elected and qualified. The Board of Directors has nominated Mr. R. Park Newton, III, the current Class III director, to stand for reelection at the meeting. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as a director of R. Park Newton, III. Mr. Newton is presently available for election and is a member of the Board. If Mr. Newton should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute.

     Information concerning each of the Company's directors, including the Class III director standing for reelection, and executive officers is set forth below. R. Park Newton and W. Aris Newton are brothers.
     R. Park Newton, III, Chairman of the Board of Directors (age 54): Mr. Newton has been a Director of the Company since July 1986 and serves as a member of the Board's compensation committee. Mr. Newton served as President and Chief Executive Officer of the Company from its inception until August 15, 1994, when he resigned those positions and became Chairman of the Company's Board of Directors. Mr. Newton served as the Company's Secretary and Treasurer from February 1995 until September 1995 when Mr. Newton resigned from all officer positions of the Company and its subsidiaries. Mr. Newton has been engaged in various private business ventures during the past five years that have included, among other things, investments in real estate. Mr. Newton attended Clemson University.

     W. Aris Newton, Director and Vice President of the Company and President of Imeson Center, Inc. (age 45): Mr. Newton has been a Director of the Company since January 1992, a Vice President of the Company since April 1993, and has served as an employee in manufacturing, sales and management related capacities since 1988. Mr. Newton is a member of the Board's audit committee. Mr. Newton attended Clemson University.

     John L. Caskey, Director (age 52): Mr. Caskey has been a Director of the Company since March 1993. Mr. Caskey is a member of the Board's audit and compensation committees. Mr. Caskey has served since June 1985 as President and CEO of Casco, Inc., an investment company that handles investments in mortgages, real estate, joint ventures and emerging companies. Mr. Caskey owns and operates Admiral Air, a company providing pneumatic tool repair. Mr. Caskey also served as President of All American Security, Inc. from July 1991 until November 1995 when it was sold. All American Security, Inc. provided home security for fire, health and theft through the use of monitoring and detection devices. Mr. Caskey received a bachelor's degree from the University of South Florida in 1972.

     W. Carey Webb, President and Chief Executive Officer of the Company (age
54): Mr. Webb was appointed President and Chief Executive Officer of the Company on August 15, 1994. Mr. Webb was an independent economic consultant to the Company pursuant to an Agreement for Consulting Services dated December 16, 1992 with respect to matters associated with the Confidential Settlement Agreement entered into with Sears. Prior to his employment by the Company in August 1994, Mr. Webb served as General Manager to TAW, Inc., a supplier of electrical components. Mr. Webb served as an independent economic and management consultant to various enterprises from 1991 to 1993 and, prior thereto, served as Executive Vice-President of Precision Enterprises, Inc., an entity that owns various automobile dealerships. Previously, Mr. Webb spent approximately 17 years at Linder Industrial Machinery, Inc. in various management capacities. Mr. Webb received a bachelor's degree from Georgia Institute of Technology and a Masters of Business Administration from Emory University.

     Timothy R. Barnes, Vice President, Secretary, Treasurer and Chief Financial Officer (age 40): Mr. Barnes joined the Company on August 7, 1995 as Vice President and Chief Financial Officer. He was appointed Secretary/Treasurer on September 27, 1995. Prior to joining the Company, Mr. Barnes served as Senior Vice President, Secretary, Treasurer and Chief Financial Officer of Medcross, Inc., a publicly-held company providing outpatient health care services. He is a certified public accountant and holds a Bachelor of Arts degree in Business Administration (Accounting) and a Masters of Business Administration, both from the University of South Florida.

     Board of Directors and Board Committees. The Board of Directors held one formal meeting and executed several written actions by unanimous consent after informal discussion during the fiscal year ended June 30, 1998. All directors attended the meetings of the Board and Board committees on which they served during fiscal 1998. The Board of Directors has established two standing committees: an audit committee and a compensation committee. The Board does not have a nominating committee.

     Audit Committee.  The audit committee is comprised of John L. Caskey and
W. Aris Newton. The principal responsibilities of the audit committee are reviewing the Company's internal controls and the objectivity of its financial reporting, making recommendations regarding the engagement of the Company's independent auditors and reviewing the annual audit with the auditors. The audit committee did not hold any meetings independent of meetings of the full board of directors during fiscal 1998.

     Compensation Committee. The compensation committee is comprised of R. Park Newton and John L. Caskey. The compensation committee is responsible for approving compensation arrangements for senior management. During fiscal 1998, the compensation committee did not hold any meetings independent of meetings of the full board of directors.

     Compensation of Directors. In April 1993, the Board of Directors adopted a policy whereby directors of the Company receive a $500 monthly allowance for attendance at Board and committee meetings, including meetings of its audit and compensation committees. The monthly allowance was increased to $1,000 effective September 1997. Each director was paid $11,000 for services rendered as a director to Excal Enterprises during the fiscal year ended June 30, 1998. In addition, an option to purchase 10,000 shares of common stock at market value was awarded to John L. Caskey and W. Aris Newton in September 1997. While directors are entitled to reimbursement for reasonable travel expenses incurred in attending such meetings, no reimbursements were requested for meetings held during fiscal 1998.


                            EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company for services rendered during the three fiscal years ended June 30, 1998 to the Company's Chief Executive, its Chairman of the Board, and its Chief Financial Officer, (the "named executives"). No other executive officers had total salary and bonus that exceeded $100,000 during the fiscal year ended June 30, 1998.

                           SUMMARY COMPENSATION TABLE
                                                                 Long Term Compensation
                                                              -----------------------------
                                  Annual Compensation                Awards         Payouts
                          ---------------------------------   --------------------  -------
          (a)              (b)    (c)       (d)       (e)        (f)        (g)       (h)       (i)
                                                     Other               Securities
                                                    Annual   Restricted  Underlying          All Other
Name and                                            Compen-     Stock     Options/    LTIP     Compen-
Principal Position        Year  Salary(1) Bonus(1)  Sation     Award(s)   SARs(#)   Payouts    sation
-----------------------   ----  --------  --------  -------   ---------- ---------  -------  ---------
W. Carey Webb             1998  $205,440  $62,500      *          $0           0      $0    $13,933(2)
President and Chief       1997   198,720   50,000      *           0           0       0      2,539(2)
Executive Officer         1996   190,000   50,000      *           0           0       0      1,969(2)

R. Park Newton            1998   192,600   62,500      *           0           0       0     22,346(3)
Chairman of the Board     1997   186,300  100,000      *           0           0       0      7,413(3)
                          1996   180,000        0      *           0           0       0      6,000(3)

Timothy R. Barnes         1998    85,600   31,250      *           0           0       0      1,753(4)
Vice President, Secretary 1997    82,800   25,000      *           0           0       0        442(4)
Treasurer and             1996    71,364        0      *           0      75,000       0          0
Chief Financial Officer


*    Less than 10% of salary and bonus.

(1) Amounts shown include cash and non-cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(2) Represents the cost of life insurance in excess of $50,000 each year, $9,000 for serving on the board of Jacksonville Holdings in 1998 and 401(k) contributions of $2,679 and $707 in 1998 and 1997, respectively.

(3) Represents compensation for serving on the Board of Directors Excal Enterprises and Jacksonville Holdings and 401(k) contributions of $2,346 and $1,413 in 1998 and 1997, respectively.

(4)  Represents 401(k) contributions.

     Options. No options were granted during the fiscal year ended June 30, 1998 to the named executives. The following table sets forth certain information with respect to options exercised during fiscal 1998 by the named executives and with respect to unexercised options held by each such person at the end of fiscal 1998.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES

                                                                                     Value of
                                                                              Unexercised In-the-Money
                                                 Options/SARs at FY-End (#)   Options/SARs at FY-End(1)
                   Shares Acquired     Value     --------------------------  --------------------------
       Name        on Exercise (#)  Realized($)  Exercisable  Unexercisable  Exercisable  Unexercisable
------------------ ---------------  -----------  -----------  -------------  -----------  -------------
W. Carey Webb            None           N/A        250,000           0       $1,092,500    $        0
R. Park Newton, III      None           N/A        300,000     300,000(2)    $  900,000    $1,350,000(2)
Timothy R. Barnes        None           N/A         75,000           0       $  304,725    $        0


(1) Based on closing bid price of the Company's Common Stock of $5.50 at June 30, 1998.

(2) In 1994, the Company's Special Compensation Committee awarded Mr. Newton options to acquire 300,000 shares at an exercise price of $1.00 per share for a period of ten years from the date of grant. These options have not been issued because the Board of Directors must first make a technical correction to the Company's shareholder rights plan to reflect the original intent of the plan.

     Employment Contracts and Termination of Employment and Change-in-control Arrangements. On March 8, 1994, R. Park Newton, III, the Company's former President and Chief Executive Officer and currently Chairman of the Board and a director, entered into an employment agreement with the Company having a term of five years. Mr. Newton's current base salary is $192,600 per year subject to review annually or more frequently, if appropriate, by the Board of Directors or the Board's compensation committee. The employment agreement, as amended, also provides for a company provided automobile, comprehensive medical coverage and other fringe benefits. Pursuant to his employment agreement, in April 1994 the Company awarded Mr. Newton ten-year options to purchase 200,000 shares at an exercise price of $1.00 per share.

     The Company entered into an employment agreement with W. Carey Webb, whereby he became its President and Chief Executive Officer, commencing August 15, 1994 and continuing for a five year period. Mr. Webb's current base salary is $205,440 per year subject to review annually or more frequently, if appropriate, by the Board of Directors or the Board's compensation committee. The employment agreement also provides for a performance/incentive bonus to be paid to Mr. Webb as determined by the Board of Directors or its compensation committee. As a signing bonus intended to induce Mr. Webb to accept the Company's offer of employment, the Company paid $169,635 to Mr. Webb. Additionally, the Company granted Mr. Webb non-qualified options with a ten-year term to acquire 250,000 shares of its Common Stock at an exercise price per share of $1.13.

     Mr. Webb's employment agreement also obligated the Company to reimburse Mr. Webb for his reasonable legal fees incurred in connection with the negotiation and execution of his employment agreement, for reasonable moving expenses incurred in connection with his relocation to Tampa, Florida and for the amount, not to exceed $100,000, by which the net sales proceeds of the sale of his Lakeland residence are less than the appraised value of that residence. Mr. Webb's employment agreement also provides Mr. Webb with a Company automobile and reimbursement of related operating expenses, comprehensive medical coverage on Mr. Webb and his dependents, life insurance, long-term disability insurance, fees and expense for one downtown Tampa luncheon club and a country club, and vacation time of at least three weeks annually.

     The Company entered into an employment agreement with Timothy R. Barnes, whereby he became its Vice President and Chief Financial Officer, commencing August 7, 1995 and continuing for a one-year period. The employment agreement automatically renews for additional one-year periods unless either party provides a 90-day notice of non-renewal. Mr. Barnes' current base salary is $85,600 per year subject to review annually or more frequently, if appropriate, by the Board of Directors or the Board's compensation committee. Additionally, the Company granted Mr. Barnes non-qualified options with a ten-year term to acquire 75,000 shares of its Common Stock at an exercise price per share of $1.4375.

     In the event any of the executives' employment is terminated for cause, the executive will be entitled to his accrued base salary and reimbursement for any expenses incurred through the date of termination. In the event the executive is terminated without cause, he will be entitled to his base salary accrued through the date of termination and reimbursement for expenses incurred through the date of termination, as well as base salary and fringe benefits which would have been payable during the remainder of the term of his employment agreement. Each of the executives' employment agreements contain a non-compete provision under which the executive may not compete with the Company during the term of the agreement and, in the case of his termination for cause, for a period of six months thereafter. The executive also agrees during those same periods not to interfere with or seek to employ any of the Company's employees.

     Each of the executives is also entitled to certain payments upon a "change of control" of the Company. A "change of control" is deemed to have occurred in the event of (i) the acquisition by any person beneficially of 30% or more of the outstanding shares of voting capital stock, (ii) the sale or transfer of greater than 50% of the book value of the Company's assets, (iii) the merger, consolidation, share exchange or reorganization of the Company as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than 50% of the voting power of the capital stock of the surviving corporation, (iv) the commencement of a tender offer which, if successful, would result in a change of control, or (vi) a determination by the Board of Directors in view of then current circumstances or impending events that a change of control has occurred or is imminent. At any time within six months of the "change of control," or within three years following a "change of control" in the event that: (i) the executive's employment is terminated without cause; or (ii) he is removed from the offices he holds or (iii) his power and authority is reduced below that generally commensurate with the position of the offices he holds, or (iv) a Company-required relocation outside of Tampa, Florida, the executive is allowed to terminate the employment agreement and receive a one-time lump sum severance payment equal to two and nine-tenths times the total amount of the current annual base salary payable to him. Certain provisions limit and adjust the severance benefits payable to the executive following a "change of control" in the event counsel to the Company determines that such payments would constitute "parachute payments" within the meaning of the Internal Revenue Code of 1986, as amended. In the event of a "change of control", the executive shall also have the right to compel the Company to purchase any outstanding options at a price equal to the greater of $7.50 per share or the average of the closing bid and asked prices on the day preceding the "change of control."

     Indebtedness of Management. The Board of Directors determined that it would be in the best interests of the Company and its shareholders to further align the long term economic interests of management with the long term economic interest of the shareholders. Therefore, to encourage management to exercise their stock options, the Board of Directors approved recourse loans to certain officers and directors in the amount of the exercise price of options held by them. The loans require interest to be paid annually at a rate of 5.57%, with the principal amount due in September 2003. The amount loaned to each officer or director was as follows: W. Carey Webb - $282,500; Timothy R. Barnes - $107,775; W. Aris Newton - $106,875; and, John L. Caskey - $81,875.

     Indemnification of Company Officers and Directors. The Company has entered into Indemnity Agreements with each of its officers and directors under which the Company agrees to indemnify and hold the officers and directors harmless against all expenses, judgments, fines, penalties, etc. reasonably incurred by him in connection with his service to the Company; provided, however, that such indemnification only applies following a specific determination that the officers and directors acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interest of the Company and that such indemnification is otherwise proper under the provisions of the Delaware General Corporation Law.

      The Board of Directors previously authorized the advance of costs and expense incurred by R. Park Newton, III, the Company's current Chairman of the Board and a director, as well as those costs and expenses incurred by Douglas Gardner, Richard Russell, Charles Ross, Richard W. Brewer and George Crook, all of whom are former officers, directors, employees or agents of the Company, in connection with an investigation by the Securities and Exchange Commission. Such advances were conditioned on repayment if it was ultimately determined that the person on whose behalf the advance was made did not meet the statutory standards of conduct required for indemnification. Under Delaware law, such person may only be indemnified to the extent that they are determined to have acted in good faith and in a manner reasonably believed by them to be in the best interest of the Company. In connection with the Commission's investigation, the Company's Board of Directors engaged counsel to conduct an internal investigation of the matters underlying the Commission's investigation. Based upon such report on the matters raised by the Commission's investigation, the Board of Director's has discovered no evidence that the referenced officers, directors, employees and agents acted other than in good faith and in a manner which they reasonably believed to have been in the best interests of the Company in discharging their duties. Accordingly, the Board of Directors has determined that the referenced individuals are entitled to indemnification for costs and expenses incurred in connection with the Commission investigation referenced above.


                                  PROPOSAL 2

          RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company has selected the firm of Pender Newkirk & Company to serve as the independent certified public accountants for the Company for the current fiscal year ending June 30, 1999. That firm has served as the auditors for the Company since 1993. The persons named in the enclosed form of proxy have advised the Board of Directors that it is their intention, unless otherwise instructed by the shareholders, to vote for the selection of Pender Newkirk & Company as such independent auditors. Representatives of Pender Newkirk & Company are not expected to be present at the annual meeting of shareholders.


                                 REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting is required to
(i) elect the director, and (ii) ratify the selection of Pender Newkirk & Company as the Company's independent auditors for the year ended June 30, 1999. Abstentions and broker non-votes will not be counted and have no effect.

     The Board of Directors recommends that stockholders execute their proxies FOR the adoption of both proposed Items 1 and 2.


                                 ANNUAL REPORT

     A copy of the Company's annual report for the fiscal year ended June 30, 1998 accompanies this proxy statement. Additional copies may be obtained by writing to Timothy R. Barnes, Vice President and Chief Financial Officer, at 100 North Tampa Street, Suite 3575, Tampa, Florida 33602.


                                 OTHER MATTERS

     EP Opportunity Fund, LLC sent a letter to the Company requesting that Jeffrey Eisenberg, its manager, be nominated as a Class III director. EP Opportunity Fund, LLC also requested that four shareholder proposals be placed on the agenda for the 1998 annual shareholders' meeting. These proposals related to: (i) sale and liquidation of the Company; (ii) termination of the Shareholders' Rights Agreement; (iii) amending the Company's by-laws to limit the number of directors to three; and, (iv) to reimburse EP Opportunity Fund, LLC for costs incurred in connection with soliciting proxies or consents in favor of its proposals. The Company has determined that the nomination and shareholder proposals outlined above were not made in accordance with the Company's Certificate of Incorporation and by-laws. Therefore, these issues will not be voted on at the meeting and any attempt to place them on the agenda will be ruled out of order.

     Other than proposed Items 1 and 2, the Board of Directors does not know of any other matters to come before the meeting; however, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should properly come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.


                             STOCKHOLDER PROPOSALS

     The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its 1999 annual meeting is June 17, 1999. In addition, notice to the Company of a shareholder proposal submitted other than pursuant to Rule 14a-8 will be considered untimely and the persons named in proxies solicited by the Board of Directors of the Company for its 1999 annual meeting may exercise discretionary voting power with respect to any such proposal that the Company receives after September
19, 1999. Proposals must also comply with the Company's Bylaws and the proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.


                           EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, banks and other persons holding stock in their names, or in the names of nominees, for their expenses in sending these proxy materials to beneficial owners. Proxies may be solicited by present or former directors, officers and other employees of the Company, who will receive no additional compensation therefor, through the mail and through telephone, fax, e-mail or telegraphic communications to, or by meetings with, stockholders or their representatives.


October 15, 1998


     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.
                            EXCAL ENTERPRISES, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

  The undersigned, having received the Proxy Statement for the Company's 1998 annual meeting relating to the proposals listed below, appoints W. Carey Webb and Timothy R. Barnes, and each or either of them, as proxies, with full power of substitution and resubstitution, to vote all shares of Common Stock of Excal Enterprises, Inc. which the undersigned is entitled to vote, in the manner specified.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS.


Proposal 1:    Election of Directors

  R. Park Newton, III for a term expiring at the 2001 annual meeting of stockholders.
                __             __                  __
               |__| FOR       |__| AGAINST        |__| ABSTAIN



Proposal 2: Relationship with Independent Certified Public Accountant

  Pender Newkirk & Company to serve as the independent certified public accountants for the Company for the current fiscal year ended June 30, 1999.
                __             __                  __
               |__| FOR       |__| AGAINST        |__| ABSTAIN



                                        Should any other matters requiring a
                                        vote of the shareholders arise, the
                                        above-named proxies are authorized to
                                        vote the same in accordance with their
                                        best judgment in the interest of the
                                        Company.  The Board of Directors is
                                        not aware of any matter that is to be
                                        presented for action at the meeting
                                        other than the matters set forth
                                        herein.


                                        Dated:                  , 1998

                                                                (SEAL)

                                                                (SEAL)

                                        (Please sign exactly as name or names
                                        appear hereon.  Executors,
                                        administrators, trustees or other
                                        representatives should so indicate
                                        when signing.)